ATTORNEY CONSENT

EXHIBIT  5  -  LEGAL  OPINION

CHARLES BARKLEY
ATTORNEY AT LAW

6201 FAIRVIEW ROAD	TELEPHONE (704) 543-8806
SUITE 200	FAX (704) 552-6332
CHARLOTTE, NORTH CAROLINA 28210	gopublic2@aol.com

October 25,  2004

Board  of  Directors
Amstar International, Inc.
10851 Scarsdale Boulevard, Suite 800
Houston, TN 77089

Re:  Amstar International, Inc.

Gentlemen:

I have served as counsel to Amstar International, Inc. (the “Company”), a Nevada corporation, in connection with its filing of a registration statement on Form SB-2, under the Securities Act of 1933, as amended, relating to the registration of certain securities under the terms of a strategic alliance with Peoplesway, Inc. This opinion includes shares of common stock registered for sale by the Selling Security Holder, securities registered pursuant to a dividend distribution to holders of Peoplesway common stock, securities registered for sale by the Peoplesway Selling Security Holders, and shares issuable upon the exercise of certain warrants described in the registration statement.

I have examined the registration statement and those documents, corporate records, and other instruments we deemed relevant as a basis for the opinion herein expressed.

Based on the foregoing, it is our opinion that when the registration statement shall have been declared effective by order of the Securities and Exchange Commission, the shares, including common stock issuable in accordance with the terms of warrants, and/or sold by the selling shareholder as contemplated by the registration statement will be legally and validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the registration statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in such registration statement.

I hereby consent to the filing of my opinion as an Exhibit to the registration statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in such registration statement.

Very truly yours,

Charles W. Barkley